UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 31, 2022

Regnum Corp.
(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-222083	82-0832447
(Commission File Number)	(IRS Employer Identification No.)

600 Third Avenue, 19th Floor

New York, NY 10016

(Address of principal executive offices)

(877) 313-2232

(Registrant’s telephone number, including area code)

n/a

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously reported, on January 3, 2022, Regnum Corp. (“Regnum”), CytoDyn, Inc. (“CytoDyn”), and SevenScore Pharmaceuticals, LLC, an affiliate of Regnum through common ownership, entered into an Assignment and Assumption Agreement of a Commercialization and License Agreement (the “License Agreement”) and a Supply Agreement (the “Supply Agreement”) with CytoDyn.  Through the License Agreement, Regnum has the exclusive right to commercialize pharmaceutical preparations containing leronlimab (PRO 140) (“leronlimab”) for treatment of all human immunodeficiency virus (“HIV”) indications in humans in the United States.  Leronlimab is the subject to of Biologics License Application (“BLA”) that has previously been submitted in part by CytoDyn to the U.S. Food and Drug Administration (“FDA”) with an indication to treat Multi-Drug Resistant HIV infection (“MDR HIV”).

On October 28, 2022, CytoDyn announced a voluntary withdrawal of their leronlimab BLA submission for MDR HIV.  In its announcement, CytoDyn indicated that the decision to voluntarily withdraw the BLA was based on various factors, including systemic issues related to the quality of the data collection and monitoring of the pivotal clinical trials by the clinical research organization contracted to manage the trials, resulting in significant concerns with achieving a successful BLA approval by the FDA.

CytoDyn further announced that intends to continue studying leronlimab in other HIV-related indications, which Regnum would, if approved by the FDA, have the right to commercialize in the United States.  In addition, Regnum will continue to seek to acquire or in-license other pharmaceutical products or product candidates, although no products have been identified to date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGNUM CORP.

Dated: October 31, 2022	By:	/s/ Anne Kirby
	Name:	Anne Kirby
	Title:	Chief Executive Officer

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